Exhibit 23.01
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Symantec Corporation:
We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-07223, 333-18353, 333-39175, 333-71021, 333-47648, 333-52200, 333-81146, 333-102096, 333-119872, 333-126403, 333-140252, 333-141986, 333-148107, 333-155266, 333-170326, 333-175783, 333-179268 and 333-191889) and Form S-3 (Nos. 333-127958, 333-127959, 333-139230 and 333-169330) of Symantec Corporation of our report dated May 20, 2016, with respect to the consolidated balance sheets of Symantec Corporation and subsidiaries as of April 1, 2016 and April 3, 2015, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended April 1, 2016, and the effectiveness of internal control over financial reporting of Symantec Corporation as of April 1, 2016, which report appears in the April 1, 2016 annual report on Form 10‑K of Symantec Corporation.
Our report refers to a change in the presentation of deferred income taxes.
/s/ KPMG LLP
Santa Clara, California
May 20, 2016